Exhibit 10.2
NATIONAL DENTEX CORPORATION
Written Summary of Compensation Arrangements with David L. Brown,
President and Chief Executive Officer effective June 1, 2008
A. Base Salary:
David L. Brown                              Annual base salary:     $400,000
B. Executive Incentive Compensation Plan — 2008:
Mr. Brown will participate, however calculations are not available until year-end audit is completed and books are closed in 2009.
C. Supplemental Executive Retirement Plans:
Mr. Brown participates in two of these plans.